Exhibit 99.2

SUPPLEMENTAL FINANCIAL INFORMATION June 30, 2023

TABLE OF CONTENTS
3	OVERVIEW
	About Host Hotels & Resorts	4
	Analyst Coverage	5
	Forward-Looking Statements	6
	Non-GAAP Financial Measures	7
8	PROPERTY LEVEL DATA
	Comparable Hotel Results by Location	9
	Historical Comparable Hotel Results	17
	Comparable Hotel Results 2023 Forecast	18
	Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts	20
	Ground Lease Summary as of December 31, 2022	21
22	CAPITALIZATION
	Comparative Capitalization	23
	Consolidated Debt Summary as of June 30, 2023 and December 31, 2022	24
	Consolidated Debt Maturity as of June 30, 2023	25
26	FINANCIAL COVENANTS
	Credit Facility and Senior Notes Financial Performance Tests	27
	Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio	28
	Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio	29
	Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio	30
	Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test	31
	Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test	32
	Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio	33
	Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test	34
35	NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION
	Forecast	36
	Comparable Hotel Operating Statistics and Results	37
	Non-GAAP Financial Measures	37

ST HOTELS & RESORTS CORPORATE HEADQUARTERS

HOST HOTELS & RESORTS
CHASE

HOST HOTELS & RESORTS CORPORATE HEADQUARTERS

OVERVIEW PROPERTY LEVEL DATA CAPITALIZATION Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

AN ZANDT

ABOUT HOST HOTELS & RESORTS

PREMIER U.S. LODGING REIT
S&P 500	$12.1B	$15.7B
COMPANY	MARKET CAP(1)	ENTERPRISE VALUE(1)

LUXURY & UPPER UPSCALE CONSOLIDATED HOTELS PORTFOLIO(2)
77	41,900	20
HOTELS	ROOMS	TOP U.S. MARKETS

(1)
Based on market cap as of June 30, 2023. See Comparative Capitalization for calculation.
(2)
At June 30, 2023.

© Host Hotels & Resorts, Inc.	4

ANALYST COVERAGE

BAIRD Mike Bellisario 414-298-6130 mbellisario@rwbaird.com	DEUTSCHE BANK SECURITIES Chris Woronka 212-250-9376 chris.woronka@db.com	OPPENHEIMER & CO. INC. Tyler Batory 212-667-7230 tyler.batory@opco.com
BOFA SECURITIES, INC. Shaun Kelley 646-855-1005 shaun.kelley@baml.com	EVERCORE ISI Duane Pfennigwerth 212-497-0817 duane.pfennigwerth@evercoreisi.com	RAYMOND JAMES & ASSOCIATES Bill Crow 727-567-2594 bill.crow@raymondjames.com
BARCLAYS CAPITAL Anthony Powell 212-526-8768 anthony.powell@barclays.com	GREEN STREET ADVISORS Chris Darling 949-640-8780 cdarling@greenst.com	STIFEL, NICOLAUS & CO. Simon Yarmak 443-224-1345 yarmaks@stifel.com
BMO CAPITAL MARKETS Ari Klein 212-885-4103 ari.klein@bmo.com	JEFFERIES David Katz 212-323-3355 dkatz@jefferies.com	TRUIST C. Patrick Scholes 212-319-3915 patrick.scholes@suntrust.com
CITI INVESTMENT RESEARCH Smedes Rose 212-816-6243 smedes.rose@citi.com	J .P. MORGAN SECURITIES Joe Greff 212-622-0548 joseph.greff@jpmorgan.com	UBS SECURITIES LLC Robin Farley 212-713-2060 robin.farley@ubs.com
COMPASS POINT RESEARCH & TRADING, LLC Floris van Dijkum 646-757-2621 fvandijkum@compasspointllc.com	MORGAN STANLEY & CO. Stephen Grambling 212-761-1010 stephen.grambling@morganstanley.com	WELLS FARGO SECURITIES LLC Dori Kesten 617-603-4233 dori.kesten@wellsfargo.com

The Company is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding the Company’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of the Company or its management. The Company does not by its reference above imply its endorsement of or concurrence with any of such analysts’ information, conclusions or recommendations.

© Host Hotels & Resorts, Inc.	5

OVERVIEW

ABOUT HOST HOTELS & RESORTS

Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of June 30, 2023, which are non-controlling interests in Host LP in our consolidated balance sheets and are included in net (income) loss attributable to non-controlling interests in our consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

FORWARD-LOOKING STATEMENTS

This supplemental information contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements which include, but may not be limited to, our expectations regarding the impact of the COVID-19 pandemic on our business, the recovery of travel and the lodging industry, the impact of Hurricane Ian and 2023 estimates with respect to our business, including our anticipated capital expenditures and financial and operating results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to those described in the Company's annual report on Form 10-K and other filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this supplemental presentation is as of August 2, 2023 and the Company undertakes no obligation to update any forward- looking statement to conform the statement to actual results or changes in the Company’s expectations.

© Host Hotels & Resorts, Inc.	6

NON-GAAP FINANCIAL MEASURES

Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP (U.S. generally accepted accounting principles), within the meaning of applicable SEC rules. They are as follows: (i) Funds From Operations (“FFO”) and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA (for both the Company and hotel level), (iii) EBITDAre and Adjusted EBITDAre, and (iv) Comparable Hotel Operating Statistics and Results. Also included are reconciliations to the most directly comparable GAAP measures. See the Notes to Supplemental Financial Information for definitions of these measures, why we believe these measures are useful and limitations on their use.

Also included in this supplemental information is our leverage ratio, unsecured interest coverage ratio and fixed charge coverage ratio, calculated in accordance with our credit facility, along with our EBITDA to interest coverage ratio, indenture indebtedness test, indenture secured indebtedness test, and indenture unencumbered assets to unsecured indebtedness test, calculated in accordance with our senior notes indenture covenants. Included with these ratios are reconciliations calculated in accordance with GAAP. See the Notes to Supplemental Financial Information for information on how these supplemental measures are calculated, why we believe they are useful and limitations on their use.

© Host Hotels & Resorts, Inc.	7

OVERVIEW PROPERTY LEVEL DATA CAPITALIZATION Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended June 30, 2023
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR (1)	Total revenues	Total Revenues per Available Room (2)	Hotel Net Income	Hotel EBITDA
Maui/Oahu	4	2,006	$594.07	73.7%	$437.96	$123.8	$678.06	$27.5	$44.0
Miami	2	1,033	538.70	69.6	374.98	62.7	646.85	13.2	20.4
Jacksonville	1	446	549.95	82.1	451.53	39.6	974.60	13.9	17.0
Phoenix	3	1,545	372.81	73.6	274.51	91.6	651.73	25.9	35.5
Florida Gulf Coast	3	941	387.60	76.3	295.81	52.7	615.07	12.7	18.4
Orlando	2	2,448	363.44	73.4	266.90	120.7	542.00	24.6	37.6
New York	2	2,486	346.21	84.3	291.87	95.9	423.84	13.7	26.2
Los Angeles/ Orange County	3	1,067	297.22	82.4	245.01	34.2	352.37	4.6	7.7
San Diego	3	3,294	281.16	83.1	233.70	129.6	432.22	30.7	46.4
Washington, D.C. (CBD) (3)	5	3,240	312.23	78.0	243.43	102.1	346.51	30.2	38.7
Boston	2	1,496	293.70	83.0	243.74	42.4	311.38	12.4	17.0
Austin	2	767	257.48	70.8	182.18	22.9	327.53	3.1	7.5
Philadelphia	2	810	249.51	83.5	208.44	24.2	327.91	6.2	8.6
Northern Virginia	2	916	261.74	73.7	192.88	24.4	292.30	6.0	8.4
San Francisco/ San Jose	6	4,162	235.44	66.6	156.72	87.4	230.73	(2.3)	13.6
New Orleans	1	1,333	208.75	75.0	156.55	29.3	241.38	11.2	13.3
Chicago	3	1,562	278.93	76.2	212.54	43.1	303.24	11.0	15.3
San Antonio	2	1,512	214.90	63.9	137.37	30.2	219.40	4.9	8.9
Houston	5	1,942	208.54	72.3	150.82	36.7	207.78	5.2	11.2
Atlanta	2	810	194.10	76.0	147.44	17.7	239.70	3.6	5.7
Seattle	2	1,315	241.55	72.9	176.09	28.4	237.33	3.1	6.2
Denver	3	1,340	196.19	66.2	129.88	23.3	190.82	4.7	7.9
Other	10	3,061	287.69	69.7	200.45	86.3	306.65	15.0	25.0
Other property level (4)						0.1		(0.2)	(0.2)
Domestic	70	39,532	306.78	74.7	229.05	1,349.3	374.40	280.9	440.3

International	5	1,499	193.42	62.7	121.31	25.2	184.99	6.2	8.4
All Locations - comparable hotels (5)	75	41,031	$303.29	74.2%	$225.12	$1,374.5	$367.54	$287.1	$448.7
Non-comparable hotels	2	909				18.4		(8.9)	(1.5)
Gain on sale of property and corporate level income/expense (6)						—		(64.1)	(5.8)
Total	77	41,940	—	—	—	$1,392.9	—	$214.1	$441.4

___________

(1)
RevPAR is the product of the average daily room rate charged and the average daily occupancy achieved.
(2)
Total Revenues per Available Room (“Total RevPAR”) is a summary measure of hotel results calculated by dividing the sum of room, food and beverage and other ancillary service revenue by room nights available to guests for the period. It includes ancillary revenues not included within RevPAR.
(3)
CBD refers to the central business district.
(4)
Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases
(5)
See the Notes to Supplemental Financial Information for a discussion of non-GAAP measures and the calculation of comparable hotel results.
(6)
Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in “gain on sale of property and corporate level income/expense.” Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.	9

comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended June 30, 2023
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBITDA
Maui/Oahu	4	2,006	$27.5	$16.5	$—	$—	$44.0
Miami	2	1,033	13.2	7.2	—	—	20.4
Jacksonville	1	446	13.9	3.1	—	—	17.0
Phoenix	3	1,545	25.9	9.6	—	—	35.5
Florida Gulf Coast	3	941	12.7	5.7	—	—	18.4
Orlando	2	2,448	24.6	13.0	—	—	37.6
New York	2	2,486	13.7	12.5	—	—	26.2
Los Angeles/ Orange County	3	1,067	4.6	3.1	—	—	7.7
San Diego	3	3,294	30.7	15.7	—	—	46.4
Washington, D.C. (CBD)	5	3,240	30.2	8.5	—	—	38.7
Boston	2	1,496	12.4	4.6	—	—	17.0
Austin	2	767	3.1	3.2	1.2	—	7.5
Philadelphia	2	810	6.2	2.4	—	—	8.6
Northern Virginia	2	916	6.0	2.4	—	—	8.4
San Francisco/ San Jose	6	4,162	(2.3)	15.9	—	—	13.6
New Orleans	1	1,333	11.2	2.1	—	—	13.3
Chicago	3	1,562	11.0	4.3	—	—	15.3
San Antonio	2	1,512	4.9	4.0	—	—	8.9
Houston	5	1,942	5.2	6.0	—	—	11.2
Atlanta	2	810	3.6	2.1	—	—	5.7
Seattle	2	1,315	3.1	3.1	—	—	6.2
Denver	3	1,340	4.7	3.2	—	—	7.9
Other	10	3,061	15.0	10.0	—	—	25.0
Other property level (1)			(0.2)	—	—	—	(0.2)
Domestic	70	39,532	280.9	158.2	1.2	—	440.3

International	5	1,499	6.2	2.2	—	—	8.4
All Locations - comparable hotels	75	41,031	$287.1	$160.4	$1.2	$—	$448.7
Non-comparable hotels	2	909	(8.9)	7.4	—	—	(1.5)
Gain on sale of property and corporate level income/expense (2)			(64.1)	0.3	44.0	14.0	(5.8)
Total	77	41,940	$214.1	$168.1	$45.2	$14.0	$441.4

___________

(1)
Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2)
Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in “gain on sale of property and corporate level income/expense.”

© Host Hotels & Resorts, Inc.	10

comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended June 30, 2022
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA
Maui/Oahu	4	2,006	$567.20	78.0%	$442.56	$126.0	$690.02	$34.8	$49.0
Miami	2	1,033	618.60	67.4	416.89	68.0	697.72	21.5	27.1
Jacksonville	1	446	572.46	81.1	463.99	39.5	974.04	14.3	17.4
Phoenix	3	1,545	394.21	76.0	299.63	95.3	677.94	30.4	39.0
Florida Gulf Coast	3	941	386.13	79.0	304.90	55.1	640.76	16.0	21.4
Orlando	2	2,448	402.61	73.8	297.06	129.3	580.59	37.7	50.5
New York	2	2,486	326.39	80.3	261.97	87.2	385.41	14.9	29.3
Los Angeles/ Orange County	3	1,067	278.61	87.4	243.48	34.6	356.01	5.7	9.0
San Diego	3	3,294	271.84	81.0	220.07	117.1	391.37	28.7	43.9
Washington, D.C. (CBD)	5	3,240	286.32	77.0	220.58	92.0	312.13	28.0	36.8
Boston	2	1,496	277.40	60.7	168.38	30.4	223.59	12.3	15.9
Austin	2	767	272.13	80.7	219.57	26.7	383.03	7.1	11.3
Philadelphia	2	810	229.82	86.6	199.08	22.4	303.95	5.7	8.3
Northern Virginia	2	916	228.38	75.8	173.05	22.3	266.99	5.4	7.8
San Francisco/ San Jose	6	4,162	237.03	72.7	172.26	90.0	237.65	7.9	24.4
New Orleans	1	1,333	219.22	76.4	167.55	28.8	237.37	9.6	12.0
Chicago	3	1,562	253.18	74.0	187.35	37.1	260.67	9.1	13.3
San Antonio	2	1,512	202.69	70.3	142.44	29.4	213.86	5.0	9.2
Houston	5	1,942	184.11	67.1	123.53	31.1	175.70	4.3	9.5
Atlanta	2	810	186.06	77.5	144.28	17.4	236.30	4.3	6.5
Seattle	2	1,315	228.80	74.6	170.62	26.2	218.92	4.0	7.3
Denver	3	1,340	188.02	69.4	130.52	23.2	189.86	6.6	9.3
Other	10	3,061	272.79	66.3	180.80	75.2	267.34	18.8	25.2
Other property level (1)						0.3		0.6	0.6
Domestic	70	39,532	300.38	74.6	224.05	1,304.6	361.94	332.7	484.0

International	5	1,499	155.80	59.0	91.91	19.2	140.79	4.2	6.4
All Locations - comparable hotels	75	41,031	$296.18	74.0%	$219.23	$1,323.8	$353.95	$336.9	$490.4
Non-comparable hotels	2	909				45.8		8.0	15.2
Property transaction adjustments (2)						11.4		—	2.6
Gain on sale of property and corporate level income/expense (3)						—		(84.9)	(10.1)
Total	77	41,940	—	—	—	$1,381.0	—	$260.0	$498.1

___________

(1)
Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(3)
Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in “gain on sale of property and corporate level income/expense.” Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.	11

comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Quarter ended June 30, 2022
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Property Transaction Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,006	$34.8	$14.2	$—	$—	$—	$49.0
Miami	2	1,033	21.5	5.8	—	—	(0.2)	27.1
Jacksonville	1	446	14.3	3.1	—	—	—	17.4
Phoenix	3	1,545	30.4	10.8	—	—	(2.2)	39.0
Florida Gulf Coast	3	941	16.0	5.4	—	—	—	21.4
Orlando	2	2,448	37.7	12.8	—	—	—	50.5
New York	2	2,486	14.9	12.9	—	—	1.5	29.3
Los Angeles/ Orange County	3	1,067	5.7	3.3	—	—	—	9.0
San Diego	3	3,294	28.7	15.2	—	—	—	43.9
Washington, D.C. (CBD)	5	3,240	28.0	8.8	—	—	—	36.8
Boston	2	1,496	12.3	3.6	—	—	—	15.9
Austin	2	767	7.1	3.1	1.1	—	—	11.3
Philadelphia	2	810	5.7	2.6	—	—	—	8.3
Northern Virginia	2	916	5.4	2.4	—	—	—	7.8
San Francisco/ San Jose	6	4,162	7.9	16.5	—	—	—	24.4
New Orleans	1	1,333	9.6	2.4	—	—	—	12.0
Chicago	3	1,562	9.1	4.9	—	—	(0.7)	13.3
San Antonio	2	1,512	5.0	4.2	—	—	—	9.2
Houston	5	1,942	4.3	5.2	—	—	—	9.5
Atlanta	2	810	4.3	2.2	—	—	—	6.5
Seattle	2	1,315	4.0	3.3	—	—	—	7.3
Denver	3	1,340	6.6	2.7	—	—	—	9.3
Other	10	3,061	18.8	7.4	—	—	(1.0)	25.2
Other property level (1)			0.6	—	—	—	—	0.6
Domestic	70	39,532	332.7	152.8	1.1	—	(2.6)	484.0

International	5	1,499	4.2	2.2	—	—	—	6.4
All Locations - comparable hotels	75	41,031	$336.9	$155.0	$1.1	$—	$(2.6)	$490.4
Non-comparable hotels	2	909	8.0	7.2	—	—	—	15.2
Property transaction adjustments (2)			—	—	—	—	2.6	2.6
Gain on sale of property and corporate level income/expense (3)			(84.9)	0.2	35.5	39.1	—	(10.1)
Total	77	41,940	$260.0	$162.4	$36.6	$39.1	$—	$498.1
___________

(1)
Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(3)
Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in “gain on sale of property and corporate level income/expense.”

© Host Hotels & Resorts, Inc.	12

comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Year-to-Date ended June 30, 2023
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA
Maui/Oahu	4	2,006	$599.89	75.0%	$449.74	$250.3	$689.14	$57.9	$90.4
Miami	2	1,033	594.02	73.8	438.09	145.5	753.95	39.9	54.3
Jacksonville	1	446	532.21	74.7	397.60	70.4	872.26	21.8	27.9
Phoenix	3	1,545	455.18	78.0	355.17	213.6	764.31	77.8	94.9
Florida Gulf Coast	3	941	433.52	80.2	347.70	127.5	747.93	40.3	51.5
Orlando	2	2,448	395.90	74.7	295.85	262.1	591.62	65.7	91.7
New York	2	2,486	316.51	78.8	249.47	166.1	369.18	10.1	35.1
Los Angeles/ Orange County	3	1,067	296.97	81.2	241.12	68.2	352.91	8.4	14.8
San Diego	3	3,294	282.01	80.1	225.75	254.6	427.16	58.6	89.6
Washington, D.C. (CBD)	5	3,240	293.53	71.1	208.82	178.2	304.05	45.3	62.0
Boston	2	1,496	256.23	76.1	195.06	71.1	262.66	14.5	23.6
Austin	2	767	273.23	70.4	192.43	47.6	343.15	6.7	15.2
Philadelphia	2	810	229.68	78.9	181.17	41.6	283.96	7.5	12.3
Northern Virginia	2	916	245.58	69.7	171.08	43.0	259.21	7.5	12.3
San Francisco/ San Jose	6	4,162	261.73	63.7	166.68	187.6	249.04	7.1	39.1
New Orleans	1	1,333	215.24	74.0	159.23	57.9	240.08	19.8	24.2
Chicago	3	1,562	238.80	64.0	152.79	62.1	219.73	7.8	16.5
San Antonio	2	1,512	227.23	67.0	152.20	66.4	242.68	13.1	21.1
Houston	5	1,942	206.36	72.8	150.32	73.4	208.68	10.3	22.6
Atlanta	2	810	195.42	75.0	146.53	35.4	241.17	7.3	11.5
Seattle	2	1,315	223.18	63.1	140.79	46.9	196.97	0.4	6.7
Denver	3	1,340	185.96	57.5	106.90	37.1	152.98	3.7	9.7
Other	10	3,061	319.34	64.0	204.29	175.8	314.22	28.2	48.8
Other property level (1)						0.3		(1.4)	(1.4)
Domestic	70	39,532	314.70	71.7	225.60	2,682.7	374.31	558.3	874.4

International	5	1,499	182.51	61.5	112.29	44.9	165.31	9.4	13.7
All Locations - comparable hotels	75	41,031	$310.54	71.3%	$221.46	$2,727.6	$366.74	$567.7	$888.1
Non-comparable hotels	2	909				39.2		(11.1)	3.7
Property transaction adjustments (2)						6.8		—	2.9
Gain on sale of property and corporate level income/expense (3)						—		(51.5)	53.4
Total	77	41,940	—	—	—	$2,773.6	—	$505.1	$948.1

___________

(1)
Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(3)
Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in “gain on sale of property and corporate level income/expense.” Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.	13

comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Year-to-Date ended June 30, 2023
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Property Transaction Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,006	$57.9	$32.5	$—	$—	$—	$90.4
Miami	2	1,033	39.9	14.4	—	—	—	54.3
Jacksonville	1	446	21.8	6.1	—	—	—	27.9
Phoenix	3	1,545	77.8	20.0	—	—	(2.9)	94.9
Florida Gulf Coast	3	941	40.3	11.2	—	—	—	51.5
Orlando	2	2,448	65.7	26.0	—	—	—	91.7
New York	2	2,486	10.1	25.0	—	—	—	35.1
Los Angeles/ Orange County	3	1,067	8.4	6.4	—	—	—	14.8
San Diego	3	3,294	58.6	31.0	—	—	—	89.6
Washington, D.C. (CBD)	5	3,240	45.3	16.7	—	—	—	62.0
Boston	2	1,496	14.5	9.1	—	—	—	23.6
Austin	2	767	6.7	6.4	2.1	—	—	15.2
Philadelphia	2	810	7.5	4.8	—	—	—	12.3
Northern Virginia	2	916	7.5	4.8	—	—	—	12.3
San Francisco/ San Jose	6	4,162	7.1	32.0	—	—	—	39.1
New Orleans	1	1,333	19.8	4.4	—	—	—	24.2
Chicago	3	1,562	7.8	8.7	—	—	—	16.5
San Antonio	2	1,512	13.1	8.0	—	—	—	21.1
Houston	5	1,942	10.3	12.3	—	—	—	22.6
Atlanta	2	810	7.3	4.2	—	—	—	11.5
Seattle	2	1,315	0.4	6.3	—	—	—	6.7
Denver	3	1,340	3.7	6.0	—	—	—	9.7
Other	10	3,061	28.2	20.6	—	—	—	48.8
Other property level (1)			(1.4)	—	—	—	—	(1.4)
Domestic	70	39,532	558.3	316.9	2.1	—	(2.9)	874.4

International	5	1,499	9.4	4.3	—	—	—	13.7
All Locations - comparable hotels	75	41,031	$567.7	$321.2	$2.1	$—	$(2.9)	$888.1
Non-comparable hotels	2	909	(11.1)	14.8	—	—	—	3.7
Property transaction adjustments (2)			—	—	—	—	2.9	2.9
Gain on sale of property and corporate level income/expense (3)			(51.5)	0.7	92.2	12.0	—	53.4
Total	77	41,940	$505.1	$336.7	$94.3	$12.0	$—	$948.1

___________

(1)
Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(3)
Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in “gain on sale of property and corporate level income/expense.”

© Host Hotels & Resorts, Inc.	14

comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Year-to-Date ended June 30, 2022
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total revenues	Total Revenues per Available Room	Hotel Net Income	Hotel EBITDA
Maui/Oahu	4	2,006	$556.16	77.2%	$429.37	$241.8	$665.56	$63.1	$91.5
Miami	2	1,033	677.26	69.1	468.18	147.2	758.30	52.9	62.5
Jacksonville	1	446	555.35	70.8	393.31	68.4	846.75	22.5	28.8
Phoenix	3	1,545	442.80	74.8	331.38	198.6	709.91	75.6	91.8
Florida Gulf Coast	3	941	434.49	79.5	345.27	119.2	699.72	41.1	51.9
Orlando	2	2,448	427.24	66.0	281.89	236.9	534.73	66.5	91.6
New York	2	2,486	303.32	61.0	184.91	121.3	269.63	(28.1)	20.9
Los Angeles/ Orange County	3	1,067	282.52	76.2	215.25	60.1	311.32	7.4	13.8
San Diego	3	3,294	265.79	71.3	189.62	204.6	343.77	43.1	73.5
Washington, D.C. (CBD)	5	3,240	269.82	57.9	156.21	130.2	222.15	24.8	42.4
Boston	2	1,496	235.57	54.2	127.70	45.5	168.31	8.5	16.9
Austin	2	767	274.92	71.3	196.03	46.5	334.68	10.9	19.2
Philadelphia	2	810	206.81	76.7	158.68	35.8	244.18	5.6	10.7
Northern Virginia	2	916	216.27	64.4	139.18	34.5	208.25	4.3	9.0
San Francisco/ San Jose	6	4,162	221.94	58.9	130.72	142.0	188.52	(6.8)	26.3
New Orleans	1	1,333	212.83	66.2	140.90	48.9	202.78	14.2	19.2
Chicago	3	1,562	220.82	57.4	126.78	49.5	174.77	(1.4)	7.9
San Antonio	2	1,512	195.73	68.8	134.67	56.3	205.78	9.9	18.4
Houston	5	1,942	182.12	64.0	116.60	57.1	162.56	6.2	16.5
Atlanta	2	810	180.13	72.0	129.60	30.4	207.01	6.3	10.7
Seattle	2	1,315	211.55	55.1	116.53	36.5	153.56	(2.7)	4.2
Denver	3	1,340	173.91	57.4	99.84	35.6	146.61	6.7	12.2
Other	10	3,061	323.74	59.1	191.24	159.2	284.58	23.5	48.7
Other property level (1)						0.4		0.1	0.1
Domestic	70	39,532	304.95	64.8	197.64	2,306.5	321.78	454.2	788.7

International	5	1,499	133.14	49.3	65.66	27.0	99.56	2.2	6.7
All Locations - comparable hotels	75	41,031	$300.14	64.2%	$192.82	$2,333.5	$313.73	$456.4	$795.4
Non-comparable hotels	2	909				112.2		33.5	47.5
Severance at hotel properties						—		—	(1.7)
Property transaction adjustments (2)						9.2		—	(15.9)
Gain on sale of property and corporate level income/expense (3)						—		(111.9)	(17.1)
Total	77	41,940	—	—	—	$2,454.9	—	$378.0	$808.2

___________

(1)
Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(3)
Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in “gain on sale of property and corporate level income/expense.” Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.	15

comparable Hotel Results by Location

(unaudited, in millions, except hotel statistics and per room basis)

	Year-to-Date ended June 30, 2022
Location	No. of Properties	No. of Rooms	Hotel Net Income	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Plus: Severance at hotel properties	Plus: Property Transaction Adjustments	Equals: Hotel EBITDA
Maui/Oahu	4	2,006	$63.1	$28.3	$—	$—	$0.1	$—	$91.5
Miami	2	1,033	52.9	11.5	—	—	—	(1.9)	62.5
Jacksonville	1	446	22.5	6.3	—	—	—	—	28.8
Phoenix	3	1,545	75.6	21.7	—	—	—	(5.5)	91.8
Florida Gulf Coast	3	941	41.1	10.8	—	—	—	—	51.9
Orlando	2	2,448	66.5	25.1	—	—	—	—	91.6
New York	2	2,486	(28.1)	35.2	—	—	1.6	12.2	20.9
Los Angeles/ Orange County	3	1,067	7.4	6.4	—	—	—	—	13.8
San Diego	3	3,294	43.1	30.4	—	—	—	—	73.5
Washington, D.C. (CBD)	5	3,240	24.8	17.6	—	—	—	—	42.4
Boston	2	1,496	8.5	6.6	—	—	—	1.8	16.9
Austin	2	767	10.9	6.2	2.1	—	—	—	19.2
Philadelphia	2	810	5.6	5.1	—	—	—	—	10.7
Northern Virginia	2	916	4.3	4.7	—	—	—	—	9.0
San Francisco/ San Jose	6	4,162	(6.8)	33.1	—	—	—	—	26.3
New Orleans	1	1,333	14.2	5.0	—	—	—	—	19.2
Chicago	3	1,562	(1.4)	10.1	—	—	—	(0.8)	7.9
San Antonio	2	1,512	9.9	8.5	—	—	—	—	18.4
Houston	5	1,942	6.2	10.3	—	—	—	—	16.5
Atlanta	2	810	6.3	4.4	—	—	—	—	10.7
Seattle	2	1,315	(2.7)	6.9	—	—	—	—	4.2
Denver	3	1,340	6.7	5.5	—	—	—	—	12.2
Other	10	3,061	23.5	15.1	—	—	—	10.1	48.7
Other property level (1)			0.1	—	—	—	—	—	0.1
Domestic	70	39,532	454.2	314.8	2.1	—	1.7	15.9	788.7

International	5	1,499	2.2	4.5	—	—	—	—	6.7
All Locations - comparable hotels	75	41,031	$456.4	$319.3	$2.1	$—	$1.7	$15.9	$795.4
Non-comparable hotels	2	909	33.5	14.0	—	—	—	—	47.5
Severance at hotel properties			—	—	—	—	(1.7)	—	(1.7)
Property transaction adjustments (2)			—	—	—	—	—	(15.9)	(15.9)
Gain on sale of property and corporate level income/expense (3)			(111.9)	0.6	70.8	23.4	—	—	(17.1)
Total	77	41,940	$378.0	$333.9	$72.9	$23.4	$—	$—	$808.2
___________

(1)
Other property level includes certain ancillary revenues and related expenses, as well as non-income taxes on TRS leases.
(2)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(3)
Certain Items from our statement of operations are not allocated to individual properties, including interest on our senior notes, corporate and other expenses, and the provision for income taxes. These items are reflected in “gain on sale of property and corporate level income/expense.” Refer to the table below for reconciliation of net income to EBITDA by location.

© Host Hotels & Resorts, Inc.	16

HISTORICAL COMPARABLE HOTEL RESULTS

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS)

Historical Comparable Hotel Metrics(1)

	Three Months Ended						Full Year	Three Months Ended				Full Year
	March 31, 2023	June 30, 2023	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Number of hotels	75	75	75	75	75	75	75	73	73	73	73	73
Number of rooms	41,031	41,031	41,031	41,031	41,031	41,031	41,031	40,643	40,643	40,643	40,643	40,643
Comparable hotel RevPAR	$217.77	$225.12	$166.12	$219.23	$197.76	$199.97	$195.87	$202.83	$211.88	$192.81	$194.32	$200.42
Comparable hotel occupancy	68.4%	74.2%	54.4%	74.0%	70.3%	66.5%	66.3%	76.3%	81.9%	80.0%	75.6%	78.5%
Comparable hotel ADR	$318.49	$303.29	$305.60	$296.18	$281.27	$300.71	$295.24	$265.90	$258.56	$240.91	$256.94	$255.39

Historical Comparable Hotel Revenues(1)(2)

	Three Months Ended						Full Year	Three Months Ended				Full Year
	March 31, 2023	June 30, 2023	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Total revenues	$1,381	$1,393	$1,074	$1,381	$1,189	$1,263	$4,907	$1,390	$1,483	$1,262	$1,334	$5,469
Add: Revenues from asset acquisitions	-	-	34	4	30	4	72	128	91	90	92	401
Less: Revenues from asset dispositions	(7)	-	(32)	(15)	(6)	(7)	(60)	(230)	(251)	(205)	(180)	(866)
Less: Revenues from non-comparable hotels	(21)	(18)	(66)	(46)	(25)	(9)	(146)	(74)	(48)	(28)	(48)	(198)
Comparable hotel revenues	$1,353	$1,375	$1,010	$1,324	$1,188	$1,251	$4,773	$1,214	$1,275	$1,119	$1,198	$4,806

Historical Comparable Hotel EBITDA(1)(2)

	Three Months Ended						Full Year	Three Months Ended				Full Year
	March 31, 2023	June 30, 2023	March 31, 2022	June 30, 2022	September 30, 2022	December 31, 2022	December 31, 2022	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019	December 31, 2019
Net income (loss)	$291	$214	$118	$260	$116	$149	$643	$189	$290	$372	$81	$932
Depreciation and amortization	169	168	172	162	164	166	664	170	166	165	175	676
Interest expense	49	45	36	37	40	43	156	43	43	46	90	222
Provision (benefit) for income taxes	(2)	14	(16)	39	6	(3)	26	2	16	4	8	30
Gain on sale of property and corporate level income/expense	(59)	6	7	10	15	18	51	11	(44)	(263)	13	(283)
Severance expense at hotel properties	-	-	2	-	-	-	2	-	-	-	-	-
Property transaction adjustments	(3)	-	19	(3)	8	(1)	23	(10)	(46)	(25)	(15)	(96)
Non-comparable hotel results, net	(6)	2	(33)	(15)	-	3	(45)	(32)	(13)	(2)	(15)	(62)
Comparable hotel EBITDA	$439	$449	$305	$490	$349	$375	$1,520	$373	$412	$297	$337	$1,419

___________

(1)
Comparable hotel results represent adjustments for the following items: (i) to remove the results of operations of our hotels sold or held-for-sale as of June 30, 2023, which operations are included in our condensed consolidated statements of operations as continuing operations, (ii) to include the results for periods prior to our ownership for hotels acquired as of June 30, 2023, and (iii) to remove the results of our non-comparable hotels. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.
(2)
Comparable hotel revenues and comparable hotel EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange commission. See the Notes to Supplemental Financial Information for discussion of these non-GAAP measures.

© Host Hotels & Resorts, Inc.	17

COMPARABLE HOTEL RESULTS 2023 FORECAST

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS)

	2023 Comparable Hotel Set
	2023 Forecast⁽¹⁾	2022	2019
Number of hotels	75	75	73
Number of rooms	41,031	41,031	40,643
Comparable hotel Total RevPAR	$343.88	$318.25	$323.84
Comparable hotel RevPAR	211.59	195.87	200.42
Operating profit margin⁽⁴⁾	14.5%	15.8%	14.6%
Comparable hotel EBITDA margin⁽⁴⁾	29.9%	31.8%	29.5%
Food and beverage profit margin⁽⁴⁾	33.9%	34.6%	32.0%
Comparable hotel food and beverage profit margin⁽⁴⁾	34.4%	35.0%	33.4%

Net income	$725	$643	$932
Depreciation and amortization	680	664	676
Interest expense	190	156	222
Provision for income taxes	15	26	30
Gain on sale of property and corporate level income/expense	(47)	51	(283)
Severance expense at hotel properties	—	2	—
Property transaction adjustments⁽²⁾	(3)	23	(96)
Non-comparable hotel results, net⁽³⁾	(17)	(45)	(62)
Comparable hotel EBITDA	$1,543	$1,520	$1,419

___________

(1)
See "Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts" for other forecast assumptions. Forecast presented assumes the midpoint of our comparable hotel RevPAR guidance of a 8% increase to 2022. Forecast comparable hotel results include 75 hotels (of our 77 hotels owned at June 30, 2023) that we have assumed will be classified as comparable as of December 31, 2023. See “Comparable Hotel Operating Statistics and Results” in the Notes to Supplemental Financial Information. No assurances can be made as to the hotels that will be in the comparable hotel set for 2023.
(2)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of June 30, 2023, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of June 30, 2023. The AC Hotel Scottsdale North is a new development hotel that opened in January 2021 and The Laura Hotel in Houston re-opened under new management in November 2021. Therefore, no adjustments were made for results of these hotels for periods prior to their openings.
(3)
Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels, which operations are included in our consolidated statements of operations as continuing operations, and (ii) gains on business interruption proceeds relating to events that occurred while the hotels were classified as non-comparable.  The following hotels are expected to be non-comparable for full year 2023:
a.
Hyatt Regency Coconut Point Resort & Spa (business disruption due to Hurricane Ian beginning in September 2022, closed until November 2022); and
b.
The Ritz-Carlton, Naples (business disruption due to Hurricane Ian beginning in September 2022, closed until July 2023).
(4)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

© Host Hotels & Resorts, Inc.	18

COMPARABLE HOTEL RESULTS 2023 FORECAST

(UNAUDITED, IN MILLIONS, EXCEPT HOTEL STATISTICS)

	Forecast Year ended December 31, 2023					Year ended December 31, 2022					Year ended December 31, 2019
		Adjustments					Adjustments					Adjustments
	GAAP Results	Property transaction adjustments	Non-comparable hotel results, net (b)	Depreciation and corporate level items	Comparable hotel Results	GAAP Results	Property transaction adjustments	Non-comparable hotel results, net (b)	Hotel severance, Depreciation and corporate level items	Comparable hotel Results	GAAP Results	Property transaction adjustments	Non-comparable hotel results, net (b)	Depreciation and corporate level items	Comparable hotel Results
Revenues
Room	$3,242	$(5)	$(63)	$-	$3,174	$3,014	$-	$(76)	$-	$2,938	$3,431	$(363)	(94)	$-	$2,974
Food and beverage	1,562	(2)	(50)	-	1,510	1,418	3	(54)	-	1,367	1,647	(95)	(82)	-	1,470
Other	486	-	(12)	-	474	475	9	(16)	-	468	391	(7)	(22)	-	362
Total revenues	5,290	(7)	(125)	-	5,158	4,907	12	(146)	-	4,773	5,469	(465)	(198)	-	4,806
Expenses
Room	797	(1)	(13)	-	783	727	(10)	(14)	-	703	873	(125)	(19)	-	729
Food and beverage	1,033	(1)	(42)	-	990	928	(1)	(38)	-	889	1,120	(84)	(57)	-	979
Other	1,900	(2)	(53)	-	1,845	1,723	-	(49)	(2)	1,672	1,899	(160)	(60)	-	1,679
Depreciation and amortization	680	-	-	(680)	-	664	-	-	(664)	-	676	-	-	(676)	-
Corporate and other expenses	118	-	-	(118)	-	107	-	-	(107)	-	107	-	-	(107)	-
Gain on insurance and business interruption settlements (a)	(5)	-	-	2	(3)	(17)	-	-	6	(11)	(5)	-	-	5	-
Total expenses	4,523	(4)	(108)	(796)	3,615	4,132	(11)	(101)	(767)	3,253	4,670	(369)	(136)	(778)	3,387
Operating Profit - Comparable hotel EBITDA	$767	$(3)	$(17)	$796	$1,543	$775	$23	$(45)	$767	$1,520	$799	$(96)	$(62)	$778	$1,419

___________

(a)
The insurance gain relates to proceeds in 2023 related to prior year insurance claims. 2023 Forecasts do not include any gains related to Hurricane Ian at this time, as timing of any recognition is uncertain.
(b)
Forecast non-comparable hotel results, net includes the results of the Hyatt Regency Coconut Point Resort & Spa and The Ritz-Carlton, Naples, due to the closures caused by Hurricane Ian. The Ritz-Carlton, Naples had a development project in progress at the time the hurricane hit that was scheduled to be complete by the end of 2022. This project included an expansion of the property to include a new guest tower that would result in the addition of 24 net new keys. Due to the damage caused by the hurricane, the completion of the project was delayed and debuted when the property reopened on July 6, 2023. The following table reconciles net income (loss) to Hotel EBITDA for these non-comparable hotels based on the current forecast included in our Full Year 2023 forecast and based on the expected results of the properties had they not been affected by Hurricane Ian and the new guest tower opened as planned:

	Net Income (Loss)	Plus: Depreciation	Plus: Interest Expense	Plus: Income Tax	Equals: Hotel EBTIDA
Current Forecast	$(14)	$31	$-	$-	$17
Forecast without Hurricane	56	32	-	-	88
Change in Forecast	$(70)	$(1)	$-	$-	$(71)

© Host Hotels & Resorts, Inc.	19

RECONCILIATION OF NET INCOME TO EBITDA, EBITDARE AND ADJUSTED EBITDARE AND DILUTED EARNINGS PER COMMON SHARE TO NAREIT AND ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE FOR FULL YEAR 2023 FORECASTS (1)

(UNAUDITED, IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

Full Year 2023
Mid-point
Net income	$725
Interest expense	190
Depreciation and amortization	680
Income taxes	15
EBITDA	1,610
Gain on dispositions	(69)
Equity investment adjustments:
Equity in earnings of affiliates	(19)
Pro rata EBITDAre of equity investments	40
EBITDAre	1,562
Adjustments to EBITDAre:
Gain on property insurance settlement (2)	(2)
Adjusted EBITDAre	$1,560

Full Year 2023
Mid-point
Net income	$725
Less: Net income attributable to non-controlling interests	(11)
Net income attributable to Host Inc.	714
Adjustments:
Gain on dispositions	(69)
Gain on property insurance settlement (2)	(2)
Depreciation and amortization	679
Equity investment adjustments:
Equity in earnings of affiliates	(19)
Pro rata FFO of equity investments	28
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	(1)
FFO adjustment for non-controlling interests of Host LP	(8)
NAREIT FFO	1,322
Adjustments to NAREIT FFO:
Loss on extinguishment of debt	4
Adjusted FFO	$1,326

Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO	713.9
Diluted earnings per common share	$1.00
NAREIT FFO per diluted share	$1.85
Adjusted FFO per diluted share	$1.86

___________

(1) The Forecasts are based on the below assumptions:

•
Comparable hotel RevPAR will increase at the midpoint of our guidance of 8%, compared to 2022.
•
Comparable hotel EBITDA margins will decrease 190 basis points compared to 2022.
•
We expect to spend approximately $625 million to $725 million on capital expenditures.
•
Assumes no acquisitions and no additional dispositions during the year.

For a discussion of items that may affect forecast results, see the Notes to Supplemental Financial Information.

(2) The insurance gain relates to proceeds in 2023 related to prior year insurance claims. 2023 Forecasts do not include any gains related to Hurricane Ian at this time, as timing of any recognition is uncertain

© Host Hotels & Resorts, Inc.	20

GROUND LEASE SUMMARY AS OF DECEMBER 31, 2022

		As of December 31, 2022
		No. of rooms	Lessor Institution Type	Minimum rent	Current expiration	Expiration after all potential options (1)
1	Boston Marriott Copley Place	1,145	Public	N/A (2)	12/13/2077	12/13/2077
2	Coronado Island Marriott Resort & Spa	300	Public	1,378,850	10/31/2062	10/31/2078
3	Denver Marriott West	305	Private	160,000	12/28/2028	12/28/2058
4	Houston Airport Marriott at George Bush Intercontinental	573	Public	1,560,000	10/31/2053	10/31/2053
5	Houston Marriott Medical Center/Museum District	398	Non-Profit	160,000	12/28/2029	12/28/2059
6	Manchester Grand Hyatt San Diego	1,628	Public	6,600,000	5/31/2067	5/31/2083
7	Marina del Rey Marriott	370	Public	1,991,076	3/31/2043	3/31/2043
8	Marriott Downtown at CF Toronto Eaton Centre	461	Non-Profit	368,900	9/20/2082	9/20/2082
9	Marriott Marquis San Diego Marina	1,366	Public	7,650,541	11/30/2061	11/30/2083
10	Newark Liberty International Airport Marriott	591	Public	2,576,119	12/31/2055	12/31/2055
11	Philadelphia Airport Marriott	419	Public	1,411,563	6/29/2045	6/29/2045
12	San Antonio Marriott Rivercenter	1,000	Private	700,000	12/31/2033	12/31/2063
13	San Francisco Marriott Marquis	1,500	Public	1,500,000	8/25/2046	8/25/2076
14	Santa Clara Marriott	766	Private	90,932	11/30/2028	11/30/2058
15	Tampa Airport Marriott	298	Public	1,463,770	12/31/2043	12/31/2043
16	The Ritz-Carlton, Marina del Rey	304	Public	2,078,916	7/29/2067	7/29/2067
17	The Ritz-Carlton, Tysons Corner	398	Private	1,043,459	6/30/2112	6/30/2112
18	The Westin Cincinnati	456	Public	100,000	6/30/2045	6/30/2075 (3)
19	The Westin South Coast Plaza, Costa Mesa	393	Private	178,160	9/30/2025	9/30/2025
	Weighted average remaining lease term (assuming all extension options)		51 years
	Percentage of leases (based on room count) with Public/Private/Non-Profit lessors		71%/22%/7%
(1)
Exercise of Host's option to extend is subject to certain conditions, including the existence of no defaults and subject to any applicable rent escalation or rent re-negotiation provisions.
(2)
All rental payments have been previously paid and no further rental payments are required for the remainder of the lease term.
(3)
No renewal term in the event the Lessor determines to discontinue use of building as a hotel.

© Host Hotels & Resorts, Inc.	21

ovERVIEW PROPERTY LEVEL DATA CAPITALIZATION Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

COMPARATIVE CAPITALIZATION

(in millions, except security pricing and per share amounts)

	As of	As of	As of	As of	As of
	June 30,	March 31,	December 31,	September 30,	June 30,
Shares/Units	2023	2023	2022	2022	2022
Common shares outstanding	711.4	711.2	713.4	714.9	714.9
Common shares outstanding assuming conversion of OP Units (1)	721.4	721.3	723.6	725.3	725.3
Preferred OP Units outstanding	0.01	0.01	0.01	0.01	0.01

Security pricing
Common stock at end of quarter (2)	$16.83	$16.49	$16.05	$15.88	$15.68
High during quarter	17.83	19.23	18.94	19.55	21.24
Low during quarter	15.80	14.86	15.81	15.47	15.40

Capitalization
Market value of common equity (3)	$12,141	$11,894	$11,614	$11,518	$11,373
Consolidated debt	4,210	4,208	4,215	4,214	4,212
Less: Cash	(802)	(563)	(667)	(883)	(699)
Consolidated total capitalization	15,549	15,539	15,162	14,849	14,886
Plus: Share of debt in unconsolidated investments	183	199	205	156	143
Pro rata total capitalization (4)	$15,732	$15,738	$15,367	$15,005	$15,029

	Quarter ended	Quarter ended	Quarter ended	Quarter ended	Quarter ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Dividends declared per common share	$0.15	$0.12	$0.32	$0.12	$0.06

(1)
Each OP Unit is redeemable for cash or, at our option, for 1.021494 common shares of Host Inc. At June 30, 2023, March 31, 2023, December 31, 2022, September 30, 2022, and June 30, 2022, there were 9.8 million, 9.9 million, 10.0 million, 10.1 million, and 10.2 million in common OP Units, respectively, held by non-controlling interests.
(2)
Share prices are the closing price as reported by the NASDAQ.
(3)
Market value of common equity is calculated as the number of common shares outstanding including assumption of conversion of OP units multiplied the closing share price on that day.
(4)
Based on pro rata total capitalization at June 30, 2023, Host’s net income multiple is 21.7x calculated based on the ratio between our pro rata total capitalization and our full year 2023 forecast net income at the midpoint. Host’s EBITDA multiple is 10.1x calculated based on the ratio between our pro rata total capitalization at June 30, 2023 and our full year 2023 forecast Adjusted EBITDAre at the midpoint. See Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts.

© Host Hotels & Resorts, Inc.	23

CONSOLIDATED DEBT SUMMARY

(IN MILLIONS)

Debt
Senior debt	Rate	Maturity date	June 30, 2023	December 31, 2022
Series E	4%	6/2025	$499	$499
Series F	4 1⁄2%	2/2026	399	399
Series G	3 7⁄8%	4/2024	399	399
Series H	3 3⁄8%	12/2029	642	642
Series I	3 1⁄2%	9/2030	737	736
Series J	2.9%	12/2031	441	440
2027 Credit facility term loan	6.4%	1/2027	499	499
2028 Credit facility term loan	6.4%	1/2028	498	499
Credit facility revolver (1)	-	1/2027	(10)	(4)
			4,104	4,109
Mortgage and other debt
Mortgage and other debt	4.9%	2/2024 - 11/2027	106	106
Total debt(2)(3)			$4,210	$4,215
Percentage of fixed rate debt			76%	76%
Weighted average interest rate			4.5%	4.4%
Weighted average debt maturity			4.7 years	5.2 years

Credit Facility
Total capacity			$1,500
Available capacity			1,495

Assets encumbered by mortgage debt			1

(1)
There are no outstanding credit facility borrowings at June 30, 2023. Amount shown represents deferred financing costs related to the credit facility revolver.
(2)
In accordance with GAAP, total debt includes the debt of entities that we consolidate, but of which we do not own 100%, and excludes the debt of entities that we do not consolidate, but of which we have a non-controlling ownership interest and record our investment therein under the equity method of accounting. As of June 30, 2023, our share of debt in unconsolidated investments is $183 million and none of our debt is attributable to non-controlling interests.
(3)
Total debt as of June 30, 2023 and December 31, 2022, includes net discounts and deferred financing costs of $44 million and $40 million, respectively.

© Host Hotels & Resorts, Inc.	24

Consolidated Debt Maturity as of June 30, 2023

DEBT BALANCE (IN MILLIONS)
$1,000
$750
$500
$250
$0
5
400
500
400
90
500
500
650
750
450
2023
2024
2025
2026
2027
2028
2029
2030
2031
Senior Notes
Term Loan (1)
Mortgage and Other Debt (2)

(1)
The first term loan under our credit facility that is due in 2027 has an extension option that would extend maturity of the instrument to 2028, subject to meeting certain conditions, including payment of a fee. The second term loan tranche that is due in 2028 does not have an extension option.
(2)
Mortgage and other debt excludes principal amortization of $2 million each year from 2023-2027 for the mortgage loan that matures in 2027.

1 HOTEL SOUTH BEACH

© Host Hotels & Resorts, Inc.	25

OVERVIEW PROPERTY LEVEL DATA CAPITALIZATION Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

FINANCIAL COVENANTS: CREDIT FACILITY AND SENIOR NOTES FINANCIAL PERFORMANCE TESTS

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

On January 4, 2023, we amended our Credit Facility agreement. The covenant requirements are consistent with previous amendment covenant levels:

Leverage Ratio	Maximum 7.25x
Fixed Charge Coverage Ratio	Minimum 1.25x
Unsecured Interest Coverage Ratio	Minimum 1.75x⁽¹⁾

Covenant ratios are calculated using Host’s credit facility and senior notes definitions. See the subsequent pages for a reconciliation of the equivalent GAAP measure. The GAAP ratio is not relevant for the purpose of the financial covenants.

The following tables present the financial performance tests for our credit facility and senior notes:

		At June 30, 2023
Credit Facility Financial Performance Tests	Permitted	GAAP Ratio		Covenant Ratio
Leverage Ratio	Maximum 7.25x	5.5	x	2.2	x
Unsecured Interest Coverage Ratio	Minimum 1.75x(1)	4.4	x	9.3	x
Consolidated Fixed Charge Coverage Ratio	Minimum 1.25x	4.4	x	8.0	x

		At June 30, 2023
Bond Compliance Financial Performance Tests	Permitted	GAAP Ratio		Covenant Ratio
Indebtedness Test	Maximum 65%	34%		20%
Secured Indebtedness Test	Maximum 40%	1%		1%
EBITDA-to-interest Coverage ratio ⁽²⁾	Minimum 1.5x	4.4	x	9.1	x
Ratio of Unencumbered Assets to Unsecured Indebtedness	Minimum 150%	294%		491%

(1)
If the leverage ratio is greater than 7.0x, then the unsecured interest coverage ratio minimum will decrease to 1.50x.
(2)
The GAAP ratio is based on net income, while the covenant ratio is based on EBITDA. See subsequent pages for a reconciliation of net income to EBITDA.

© Host Hotels & Resorts, Inc.	27

FINANCIAL COVENANTS: RECONCILIATION OF GAAP LEVERAGE

RATIO TO CREDIT FACILITY LEVERAGE RATIO

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

The following tables presents the calculation of our leverage ratio using GAAP measures and as used in the financial covenants of the credit facility:

	GAAP Leverage Ratio			Leverage Ratio per Credit Facility
	Trailing Twelve Months			Trailing Twelve Months
	June 30, 2023			June 30, 2023
Debt	$4,210		Net debt (1)	$3,509
Net income	770		Adjusted Credit Facility EBITDA (2)	1,610
GAAP Leverage Ratio	5.5	x	Leverage Ratio	2.2	x

(1) The following presents the reconciliation of debt to net debt per our credit facility definition:

June 30, 2023
Debt	$4,210
Less: Unrestricted cash over $100 million	(701)
Net debt per credit facility definition	$3,509

(2) The following presents the reconciliation of net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted EBITDA per our credit facility definition in determining leverage ratio:

Trailing Twelve Months
June 30, 2023
Net income	$770
Interest expense	177
Depreciation and amortization	667
Income taxes	15
EBITDA	1,629
Gain on dispositions	(72)
Equity in earnings of affiliates	(10)
Pro rata EBITDAre of equity investments	35
EBITDAre and Adjusted EBITDAre	1,582
Pro forma EBITDA - Acquisitions	10
Pro forma EBITDA - Dispositions	(2)
Restricted stock expense and other non-cash items	30
Non-cash partnership adjustments	(10)
Adjusted Credit Facility EBITDA	$1,610

© Host Hotels & Resorts, Inc.	28

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

The following tables present the calculation of our unsecured interest coverage ratio using GAAP measures and as used in the financial covenants of the credit facility:

	GAAP Interest Coverage Ratio			Unsecured Interest Coverage per Credit Facility Ratio
	Trailing Twelve Months			Trailing Twelve Months
	June 30, 2023			June 30, 2023
Net income	$770		Unencumbered consolidated EBITDA per credit facility definition (1)	$1,600
Interest Expense	177		Adjusted Credit Facility unsecured interest expense (2)	172
GAAP Interest Coverage Ratio	4.4	x	Unsecured Interest Coverage Ratio	9.3	x

(1) The following reconciles Adjusted Credit Facility EBITDA to Unencumbered Consolidated EBITDA per our credit facility definition. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of net income to Adjusted Credit Facility EBITDA:

Trailing Twelve Months
June 30, 2023
Adjusted Credit Facility EBITDA	$1,610
Less: Encumbered EBITDA	(11)
Corporate overhead allocated to encumbered assets	1
Unencumbered Consolidated EBITDA per credit facility definition	$1,600

(2) The following reconciles GAAP interest expense to unsecured interest expense per our credit facility definition:

Trailing Twelve Months
June 30, 2023
GAAP Interest expense	$177
Interest on secured debt	(5)
Debt extinguishment costs	(4)
Deferred financing cost amortization	(7)
Capitalized interest	12
Pro forma interest adjustments	(1)
Adjusted Credit Facility Unsecured Interest Expense	$172

© Host Hotels & Resorts, Inc.	29

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio

(UNAUDITED, IN MILLIONS, EXCEPT RATIOS)

The following tables present the calculation of our GAAP Interest coverage ratio and our fixed charge coverage ratio as used in the financial covenants of the credit facility:

	GAAP Fixed Charge Coverage Ratio			Credit Facility Fixed Charge Coverage Ratio
	Trailing Twelve Months			Trailing Twelve Months
	June 30, 2023			June 30, 2023
Net income	$770		Credit Facility Fixed Charge Coverage Ratio EBITDA (1)	$1,349
Interest Expense	177		Fixed charges (2)	169
GAAP Fixed Charge Coverage Ratio	4.4	x	Credit Facility Fixed Charge Coverage Ratio	8.0	x

(1) The following reconciles Adjusted Credit Facility EBITDA to Credit Facility Fixed Charge Coverage Ratio EBITDA. See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for calculation and reconciliation of Adjusted Credit Facility EBITDA:

Trailing Twelve Months
June 30, 2023
Adjusted Credit Facility EBITDA	$1,610
Less: 5% of hotel property gross revenue	(260)
Less: 3% of revenues from other real estate	(1)
Credit Facility Fixed Charge Coverage Ratio EBITDA	$1,349

(2) The following table calculates the fixed charges per our credit facility definition. See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Unsecured Interest Coverage Ratio for reconciliation of GAAP interest expense to adjusted unsecured interest expense per our credit facility definition:

Trailing Twelve Months
June 30, 2023
Adjusted Credit Facility Interest Unsecured Expense	$172
Interest on secured debt	5
Adjusted Credit Facility Interest Expense	$177
Scheduled principal payments	2
Cash taxes on ordinary income	(10)
Fixed Charges	$169

© Host Hotels & Resorts, Inc.	30

Financial Covenants: Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test

(unaudited, in millions, except ratios)

The following tables present the calculation of our total indebtedness to total assets using GAAP measures and as used in the financial covenants of our senior notes indenture:

GAAP Total Indebtedness to Total Assets
June 30, 2023
Debt	$4,210
Total assets	12,365
GAAP Total Indebtedness to Total Assets	34%

Total Indebtedness to Total Assets per Senior Notes Indenture
June 30, 2023
Adjusted indebtedness (1)	4,236
Adjusted total assets (2)	20,682
Total Indebtedness to Total Assets	20%

(1) The following reconciles our GAAP total indebtedness to our total indebtedness per our senior notes indenture:

June 30, 2023
Debt	$4,210
Add: Deferred financing costs	28
Less: Mark-to-market on assumed mortgage	(2)
Adjusted Indebtedness per Senior Notes Indenture	$4,236

(2) The following presents the reconciliation of total assets to adjusted total assets per the financial covenants of our senior notes indenture definition:

June 30, 2023
Total assets	$12,365
Add: Accumulated depreciation	8,864
Add: Prior impairment of assets held	11
Add: Prior inventory impairment at unconsolidated investment	7
Less: Intangibles	(10)
Less: Right-of-use assets	(555)
Adjusted Total Assets per Senior Notes Indenture	$20,682

© Host Hotels & Resorts, Inc.	31

Financial Covenants: Reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test

(unaudited, in millions, except ratios)

The following table presents the calculation of our secured indebtedness using GAAP measures and as used in the financial covenants of our senior notes indenture:

GAAP Secured Indebtedness
June 30, 2023
Mortgage and other secured debt	$106
Total assets	12,365
GAAP Secured Indebtedness to Total Assets	1%

Secured Indebtedness per Senior Notes Indenture
June 30, 2023
Secured indebtedness (1)	$104
Adjusted total assets (2)	$20,682
Secured Indebtedness to Total Assets	1%

(1) The following presents the reconciliation of mortgage debt to secured indebtedness per the financial covenants of our senior notes indenture definition:

June 30, 2023
Mortgage and other secured debt	$106
Less: Mark-to-market on assumed mortgage	(2)
Secured Indebtedness	$104

(2) See Reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture.

© Host Hotels & Resorts, Inc.	32

Financial Covenants: Reconciliation of GAAP Interest Coverage Ratio to Senior Notes Indenture EBITDA-to-Interest Coverage Ratio

(unaudited, in millions, except ratios)

The following tables present the calculation of our interest coverage ratio using our GAAP measures and as used in the financial covenants of the senior notes indenture:

	GAAP Interest Coverage Ratio
	Trailing Twelve Months
	June 30, 2023
Net income	$770
Interest expense	177
GAAP Interest Coverage Ratio	4.4	x

	EBITDA to Interest Coverage Ratio
	Trailing Twelve Months
	June 30, 2023
Adjusted Credit Facility EBITDA (1)	$1,610
Non-controlling interest adjustment	2
Adjusted Senior Notes EBITDA	$1,612
Adjusted Credit Facility Interest Expense (2)	177
Plus: Premium amortization on assumed mortgage	1
Adjusted Senior Notes Interest Expense (2)	$178
EBITDA to Interest Coverage Ratio	9.1	x

(1)
See Reconciliation of GAAP Leverage Ratio to Credit Facility Leverage Ratio for the calculation of Adjusted Credit Facility EBITDA and reconciliation to net income.
(2)
See Reconciliation of GAAP Interest Coverage Ratio to Credit Facility Fixed Charge Coverage Ratio for the calculation of Adjusted Credit Facility interest expense and reconciliation to GAAP interest expense.

© Host Hotels & Resorts, Inc.	33

Financial Covenants: Reconciliation of GAAP Assets to Indebtedness Test to Senior Notes Unencumbered Assets to Unsecured Indebtedness Test

(unaudited, in millions, except ratios)

The following tables present the calculation of our total assets to total debt using GAAP measures and unencumbered assets to unsecured debt as used in the financial covenants of our senior notes indenture:

GAAP Assets / Debt
June 30, 2023
Total assets	$12,365
Total debt	4,210
GAAP Total Assets / Total Debt	294%

Unencumbered Assets / Unsecured Debt per Senior Notes Indenture
June 30, 2023
Unencumbered Assets (1)	$20,278
Unsecured Debt (2)	4,132
Unencumbered Assets / Unsecured Debt	491%

(1) The following presents the reconciliation of adjusted total assets to unencumbered assets per the financial covenants of our senior notes indenture definition:

June 30, 2023
Adjusted total assets (a)	$20,682
Less: Partnership adjustments	(144)
Less: Prior inventory impairment at unconsolidated investment	(7)
Less: Encumbered Assets	(253)
Unencumbered Assets	$20,278

(a) See reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Assets to Adjusted Total Assets per our senior notes indenture.

(2) The following presents the reconciliation of total debt to unsecured debt per the financial covenants of our senior notes indenture definition:

June 30, 2023
Adjusted Indebtedness (b)	$4,236
Less: Secured indebtedness (c)	(104)
Unsecured Debt	$4,132

(b) See reconciliation of GAAP Indebtedness Test to Senior Notes Indenture Indebtedness Test for reconciliation of GAAP Total Debt to Adjusted Indebtedness per our senior notes indenture.

(c) See reconciliation of GAAP Secured Indebtedness Test to Senior Notes Indenture Secured Indebtedness Test for the reconciliation of mortgage and other secured debt to senior notes secured indebtedness.

© Host Hotels & Resorts, Inc.	34

OVERVIEW PROPERTY LEVEL DATA CAPITALIZATION Financial Covenants NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

FORECASTS

Our forecast of net income, earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and comparable hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

COMPARABLE HOTEL OPERATING STATISTICS AND RESULTS

Effective January 1, 2023, the Company ceased presentation of All Owned Hotel results and returned to a comparable hotel presentation for its hotel level results. Management believes this provides investors with a better understanding of underlying growth trends for the Company’s current portfolio, without impact from properties that experienced closures due to renovations or property damage sustained.

To facilitate a year-to-year comparison of our operations, we present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in our reports on a comparable hotel basis in order to enable our investors to better evaluate our operating performance. We define our comparable hotels as those that: (i) are owned or leased by us as of the reporting date and are not classified as held-for-sale; and (ii) have not sustained substantial property damage or business interruption, or undergone large-scale capital projects in each case requiring closures lasting one month or longer (as further defined below) during the reporting periods being compared.

We make adjustments to include recent acquisitions to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. Additionally, operating results of hotels that we sell are excluded from the comparable hotel set once the transaction has closed or the hotel is classified as held-for-sale.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large-scale capital project would cause a hotel to be excluded from our comparable hotel set if it requires the entire property to be closed to hotel guests for one month or longer.

© Host Hotels & Resorts, Inc.	36

NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

COMPARABLE HOTEL OPERATING STATISTICS AND RESULTS (continued)

Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption if it requires the property to be closed to hotel guests for one month or longer. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after the hotel has reopened. Often, related to events that cause property damage and the closure of a hotel, we will collect business interruption insurance proceeds for the near-term loss of business. These proceeds are included in gain on property insurance and business interruption settlements on our consolidated statements of operations. Business interruption insurance gains related to a hotel that was excluded from our comparable hotel set also will be excluded from the comparable hotel results.

Of the 77 hotels that we owned as of June 30, 2023, 75 have been classified as comparable hotels. The operating results of the following hotels that we owned as of June 30, 2023 are excluded from comparable hotel results for these periods, due to closure of the property:

•
Hyatt Regency Coconut Point Resort & Spa (business disruption due to Hurricane Ian beginning in September 2022, closed until November 2022); and
•
The Ritz-Carlton, Naples (business disruption due to Hurricane Ian beginning in September 2022, closed until July 2023).

NON-GAAP FINANCIAL MEASURES

Included in this supplemental information are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, (iv) Comparable Hotel Operating Statistics and Results, (v) Credit Facility Financial Performance Tests, and (vi) Senior Notes Financial Performance Tests. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

NAREIT FFO AND NAREIT FFO PER DILUTED SHARE

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to certain real estate assets, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment expense of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

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NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES (continued)

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of diluted earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.

Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.

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NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES (continued)

Severance Expense –In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad- based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad- based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of the U.S. federal corporate income tax rate from 35% to 21% by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce our deferred tax assets and to increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and, therefore, we excluded this item from Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and EBITDA multiples (calculated as sales price divided by EBITDA) as one measure in determining the value of acquisitions and dispositions and, like Funds From Operations (“FFO”) and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs.

EBITDAre AND ADJUSTED EBITDAre

We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense for depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.

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NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES (continued)

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre:

•
Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim.

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NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES (continued)

LIMITATIONS ON THE USE OF NAREIT FFO PER DILUTED SHARE, ADJUSTED FFO PER DILUTED SHARE, EBITDA, EBITDARE AND ADJUSTED EBITDARE

We calculate EBITDAre and NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre and FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although EBITDAre and FFO per diluted share are useful measures when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share and Adjusted EBITDAre, which are not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures, interest expense (for EBITDA, EBITDAre, and Adjusted EBITDAre purposes only), severance expense related to significant property level reconfiguration and other items have been, and will be, made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share, and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance.

Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre, and Adjusted EBITDAre should not be considered as a measure of our liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in eight domestic and international partnerships that own a total of 33 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities.

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NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES (continued)

COMPARABLE HOTEL PROPERTY LEVEL OPERATING RESULTS

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or "same store," basis as supplemental information for our investors. Our comparable hotel results present operating results for our hotels without giving effect to dispositions or properties that experienced closures due to renovations or property damage, as discussed in “Comparable Hotel Operating Statistics and Results” above. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by location and for the Company’s properties in the aggregate. We eliminate from our comparable hotel level operating results severance costs related to broad-based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient.

Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors. While management believes that presentation of comparable hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results in the aggregate. For these reasons, we believe comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.

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NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES (continued)

CREDIT FACILITY – LEVERAGE, UNSECURED INTEREST COVERAGE AND CONSOLIDATED FIXED CHARGE COVERAGE RATIOS

Host’s credit facility contains certain financial covenants, including allowable leverage, unsecured interest coverage and fixed charge ratios, which are determined using EBITDA as calculated under the terms of our credit facility (“Adjusted Credit Facility EBITDA”). The leverage ratio is defined as net debt plus preferred equity to Adjusted Credit Facility EBITDA. The unsecured interest coverage ratio is defined as unencumbered Adjusted Credit Facility EBITDA to unsecured consolidated interest expense. The fixed charge coverage ratio is defined as Adjusted Credit Facility EBITDA divided by fixed charges, which include interest expense, required debt amortization payments, cash taxes and preferred stock payments. These calculations are based on pro forma results for the prior four fiscal quarters giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period. The credit facility also incorporates by reference the ratio of unencumbered assets to unsecured indebtedness test from our senior notes indentures, calculated in the same manner, and the covenant is discussed below with the senior notes covenants.

Additionally, total debt used in the calculation of our leverage ratio is based on a “net debt” concept, under which cash and cash equivalents in excess of $100 million are deducted from our total debt balance. Management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our credit facility and our ability to access the capital markets, in particular debt financing.

SENIOR NOTES INDENTURE – INDEBTEDNESS TEST, SECURED INDEBTEDNESS TO TOTAL ASSETS TEST, EBITDA-TO-INTEREST COVERAGE RATIO AND RATIO OF UNENCUMBERED ASSETS TO UNSECURED INDEBTEDNESS

Host’s senior notes indentures contains certain financial covenants, including allowable indebtedness, secured indebtedness to total assets, EBITDA-to-interest coverage and unencumbered assets to unsecured indebtedness. The indebtedness test is defined as adjusted indebtedness, which includes total debt adjusted for deferred financing costs, divided by adjusted total assets, which includes undepreciated real estate book values (“Adjusted Total Assets”). The secured indebtedness to total assets is defined as secured indebtedness, which includes mortgage debt and finance leases, divided by Adjusted Total Assets. The EBITDA- to-interest coverage ratio is defined as EBITDA as calculated under our senior notes indenture (“Adjusted Senior Notes EBITDA”) to interest expense as defined by our senior notes indenture. The ratio of unencumbered assets to unsecured indebtedness is defined as unencumbered adjusted assets, which includes Adjusted Total Assets less encumbered assets, divided by unsecured debt, which includes the aggregate principal amount of outstanding unsecured indebtedness plus contingent obligations.

Under the terms of the senior notes indentures, interest expense excludes items such as the gains and losses on the extinguishment of debt, deferred financing charges related to the senior notes or the credit facility, amortization of debt premiums or discounts that were recorded at issuance of a loan to establish its fair value and non-cash interest expense, all of which are included in interest expense on our consolidated statement of operations. As with the credit facility covenants, management believes these financial ratios provide useful information to investors regarding our compliance with the covenants in our senior notes indentures and our ability to access the capital markets, in particular debt financing.

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NOTES TO SUPPLEMENTAL FINANCIAL INFORMATION

NON-GAAP FINANCIAL MEASURES (continued)

LIMITATIONS ON CREDIT FACILITY AND SENIOR NOTES CREDIT RATIOS

These metrics are useful in evaluating the Company’s compliance with the covenants contained in its credit facility and senior notes indentures. However, because of the various adjustments taken to the ratio components as a result of negotiations with the Company’s lenders and noteholders they should not be considered as an alternative to the same ratios determined in accordance with GAAP. For instance, interest expense as calculated under the credit facility and senior notes indenture excludes the items noted above such as deferred financing charges and amortization of debt premiums or discounts, all of which are included in interest expense on our consolidated statement of operations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of performance. In addition, because the credit facility and indenture ratio components are also based on pro forma results for the prior four fiscal quarters, giving effect to transactions such as acquisitions, dispositions and financings as if they occurred at the beginning of the period, they are not reflective of actual performance over the same period calculated in accordance with GAAP.

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